Exhibit 99.1

Enumeral Receives Maintenance Fee to Continue License Agreement with Pieris and Enters into Definitive License Agreement

CAMBRIDGE, Mass.—June 6, 2016—Enumeral Biomedical Holdings, Inc. (OTCQB: ENUM) (“Enumeral” or the “Company”), a biotechnology company focused on discovering and developing novel antibody-based immunotherapies to help the immune system fight cancer and other diseases, today announced that, as contemplated in the April 18, 2016 License and Transfer Agreement (the “License Agreement”), it has received a $750,000 license maintenance fee from and entered into a Definitive License and Transfer Agreement (the “Definitive Agreement”) with Pieris Pharmaceuticals, Inc. and Pieris Pharmaceuticals GmbH (collectively, “Pieris”) to continue Pieris’ license to Enumeral’s 388D4 anti-PD-1 antibody.

The Definitive Agreement continues the royalty-bearing worldwide license Enumeral has granted Pieris under specified Enumeral patent rights and know-how to research, develop and market fusion proteins that comprise a moiety derived from Enumeral’s 388D4 anti-PD-1 antibody linked to one or more Pieris Anticalin® proteins for use in the field of oncology.

The Definitive Agreement also expands the scope of Pieris’ option to license additional Enumeral antibodies for specified purposes. Under the Definitive Agreement, Enumeral has granted Pieris an option until May 31, 2017 to license specified Enumeral patent rights and know-how covering two additional undisclosed Enumeral antibody programs to research, develop, and market fusion proteins that comprise moieties derived from Enumeral antibodies linked to one or more Pieris Anticalin proteins for use in the field of oncology, on the same terms and conditions as for Enumeral’s 388D4 anti-PD-1 antibody (each, a “Subsequent Option”). Pieris will pay Enumeral additional undisclosed license fees in the event that Pieris exercises one or both Subsequent Options.

The sales and milestone payments and royalty provisions set forth in the Definitive Agreement remain the same as those set forth in the License Agreement. In the event that Pieris licenses one or both of the additional antibodies pursuant to a Subsequent Option, any resulting fusion protein products will be subject to additional royalties and development and sales milestones in the same amounts applicable to the fusion proteins linking the licensed PD-1 antibody and one or more Anticalin proteins.

About Enumeral

Enumeral is a biopharmaceutical company discovering and developing novel antibody immunotherapies that help the immune system fight cancer and other diseases. The Company is building a pipeline focused on next-generation checkpoint modulators, with initial targets including PD-1, TIM-3, LAG-3, OX40, and VISTA. In developing these agents, Enumeral’s researchers apply a proprietary immune profiling technology platform that measures functioning of the human immune system at the level of individual cells, providing key insights for candidate selection and validation. For more information on Enumeral, please visit www.enumeral.com.

About Pieris

Pieris Pharmaceuticals is a clinical-stage biotechnology company that discovers and develops Anticalin-based drugs to target validated disease pathways in a unique and transformative way. Pieris’ pipeline includes immuno-oncology multi-specifics tailored for the tumor micro-environment, an inhaled Anticalin to treat uncontrolled asthma and a half-life-optimized Anticalin to treat anemia. Proprietary to Pieris, Anticalin proteins are a novel class of therapeutics validated in the clinic and by partnerships with leading pharmaceutical companies. Anticalin® is a registered trademark of Pieris. For more information, visit www.pieris.com.

Forward Looking Statements Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements reflect current beliefs of Enumeral Biomedical Holdings, Inc. (“Enumeral”) with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting operations, market growth, Enumeral’s stock price, services, products and licenses. No assurances can be given regarding the achievement of future results, and although Enumeral believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, actual results may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include, among others, the risks that (a) Enumeral’s expectations regarding market acceptance of the Company’s business in general and the Company’s ability to penetrate the antibody discovery and development fields in particular, as well as the timing of such acceptance, (b) Enumeral’s ability to attract and retain management with experience in biotechnology and antibody discovery and similar emerging technologies, (c) the scope, validity and enforceability of Enumeral’s and third party intellectual property rights, (d) Enumeral’s ability to raise capital when needed and on acceptable terms and conditions, (e) Enumeral’s ability to comply with governmental regulation, (f) the intensity of competition, (g) changes in the political and regulatory environment and in business and fiscal conditions in the United States and overseas and (h) general economic conditions.

More detailed information about Enumeral and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Enumeral’s filings with the Securities and Exchange Commission. Enumeral urges investors and security holders to read those documents free of charge at the Commission’s website at http://www.sec.gov. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Enumeral undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Contact

Enumeral Biomedical Holdings, Inc.
Kevin Sarney, (617) 945-9146
kevin@enumeral.com